Exhibit 99.1

Processa Pharmaceuticals Announces Pricing of $7 Million Public Offering

HANOVER, Md., June 17, 2025 (GLOBE NEWSWIRE) — Processa Pharmaceuticals, Inc. (Nasdaq: PCSA) (the “Company”), a clinical-stage pharmaceutical company developing Next Generation Cancer (NGC) therapies, today announced the pricing of a public offering of 28,000,000 shares of common stock (or pre-funded warrants in lieu thereof), together with common warrants to purchase up to 28,000,000 shares of common stock at a combined public offering price of $0.25 per share (or pre-funded warrant in lieu thereof) and associated common warrant. The common warrants will have an exercise price of $0.25 per share, are exercisable upon issuance and will expire five years thereafter. The closing of the offering is expected to occur on or about June 18, 2025, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The gross proceeds to the Company from the offering are expected to be $7 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering to continue the Phase 2 clinical trial for NCG-Cap, and for working capital and general corporate purposes.

A registration statement on Form S-1 (File No. 333-287997) relating to the offering was declared effective by the Securities and Exchange Commission (the “SEC”) on June 17, 2025. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Processa Pharmaceuticals, Inc.

Processa is a clinical-stage pharmaceutical company focused on developing the Next Generation Cancer (NGC) drugs with improved safety and efficacy. Processa’s NGC drugs are modifications of existing FDA-approved oncology therapies resulting in an alteration of the metabolism and/or distribution of these drugs while maintaining the existing mechanisms of killing the cancer cells. By combining its novel oncology pipeline with proven cancer-killing active molecules and its Regulatory Science Approach, Processa’s strategy is to develop more effective therapy options with improved tolerability for cancer patients through an efficient regulatory path.

For more information, visit our website at www.processapharma.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements”, including with respect to the public offering. No assurance can be given that the public offering discussed above will be completed. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Any forward-looking statements in this statement are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include, but are not limited to, those risks and uncertainties related to market and other conditions and satisfaction of customary closing conditions related to the public offering, the intended use of proceeds from the offering as well as those set forth in the Company’s latest Annual Report on Form 10-K, quarterly report on Form 10-Q, registration statement on Form S-1 filed with the SEC and the preliminary prospectus included therein, and other filings made by the Company from time to time with the SEC. Copies of the registration statement can be accessed by visiting the SEC website at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Company Contact:

Patrick Lin

(925) 683-3218

plin@processapharma.com

Investor Relations:

Dave Gentry

RedChip Companies, Inc.

(407) 644-4256

PCSA@redchip.com